UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 21, 2006

Allstate Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Illinois	0-31248	36-2554642
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

3100 Sanders Road, Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

The registrant furnishes below its Condensed Consolidated Statements of Operations for the three-month periods ended March 31, 2006 and 2005 and Condensed Consolidated Statements of Financial Position as of March 31, 2006 and December 31, 2005, prepared in conformity with accounting principles generally accepted in the United States of America, and certain non-GAAP and operating measures:

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(in millions)	Est. 2006	2005

Revenues
Premiums	$117	$142
Contract charges	285	259
Net investment income	974	888
Realized capital gains and losses	(27)	1
	1,349	1,290

Costs and expenses
Contract benefits	326	347
Interest credited to contractholder funds	603	576
Amortization of deferred policy acquisition costs	105	169
Operating costs and expenses	103	116
Restructuring and related charges	15	—
	1,152	1,208

Loss on disposition of operations	(53)	(5)

Income from operations before income tax expense	144	77
Income tax expense	48	9

Net income	$96	$68

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31,	December 31,
(in millions, except share and par value data)	2006 (Est.)	2005

Assets
Investments
Fixed income securities, at fair value (amortized cost $59,624 and $59,717)	$60,666	$61,977
Mortgage loans	8,480	8,108
Equity securities	360	324
Short-term	2,016	927
Policy loans	731	729
Other	795	691
Total investments	73,048	72,756

Cash	186	154
Deferred policy acquisition costs	4,388	3,948
Reinsurance recoverables, net	1,746	1,699
Accrued investment income	672	648
Other assets	695	582
Separate Accounts	15,817	15,235
Total assets	$96,552	$95,022

Liabilities
Contractholder funds	$58,412	$58,190
Reserve for life-contingent contract benefits	11,681	11,881
Unearned premiums	35	35
Payable to affiliates, net	115	98
Other liabilities and accrued expenses	4,353	3,054
Deferred income taxes	192	340
Long-term debt	174	181
Separate Accounts	15,817	15,235
Total liabilities	90,779	89,014

Shareholder’s Equity
Redeemable preferred stock – series A, $100 par value, 1,500,000 shares authorized, 49,230 shares issued and outstanding	5	5
Redeemable preferred stock – series B, $100 par value, 1,500,000 shares authorized, none issued
Common stock, $227 par value, 23,800 shares authorized and outstanding	5	5
Additional capital paid-in	1,108	1,108
Retained income	4,398	4,302
Accumulated other comprehensive income:
Unrealized net capital gains and losses	257	588
Total accumulated other comprehensive income	257	588
Total shareholder’s equity	5,773	6,008
Total liabilities and shareholder’s equity	$96,552	$95,022

Definitions of Non-GAAP and Operating Measures

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following non-GAAP financial measures. Our methods of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Operating income is net income excluding:

•                  realized capital gains and losses, after-tax, except for periodic settlements and accruals on non-hedge derivative instruments which are reported with realized capital gains and losses but included in operating income,

•                  amortization of deferred policy acquisition costs (“DAC”) and deferred sales inducements (“DSI”), to the extent they resulted from the recognition of certain realized capital gains and losses,

•                  (loss) gain on disposition of operations, after-tax, and

•                  adjustments for other significant non-recurring, infrequent or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, or (b) there has been no similar charge or gain within the prior two years.

Net income is the GAAP measure that is most directly comparable to operating income.

We use operating income to evaluate our results of operations. It reveals trends in our insurance and financial services business that may be obscured by the net effect of realized capital gains and losses, (loss) gain on disposition of operations and adjustments for other significant non-recurring, infrequent or unusual items. Realized capital gains and losses and (loss) gain on disposition of operations may vary significantly between periods and are generally driven by business decisions and economic developments such as market conditions, the timing of which is unrelated to the insurance underwriting process. Moreover, we reclassify periodic settlements on non-hedge derivative instruments into operating income to report them in a manner consistent with the economically hedged investments, replicated assets or product attributes (e.g. net investment income and interest credited to contractholder funds) and by doing so, appropriately reflect trends in product performance. Non-recurring items are excluded because, by their nature, they are not indicative of our business or economic trends. Therefore, we believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our performance. We use adjusted measures of operating income in incentive compensation. Operating income should not be considered as a substitute for net income and does not reflect the overall profitability of our business.

The following table reconciles operating income and net income.

	Three Months Ended March 31,
(in millions)	Est. 2006	2005
Operating income	$132	$143

Realized capital gains and losses	(27)	1
Income tax benefit	9	—
Realized capital gains and losses, after-tax	(18)	1
DAC and DSI amortization relating to realized capital gains and losses, after-tax	27	(61)
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	(10)	(12)
Loss on disposition of operations, after-tax	(35)	(3)
Net income	$96	$68

Operating income return on equity is a ratio that uses a non-GAAP measure. It is calculated by dividing the rolling 12-month operating income by the average of shareholder’s equity at the beginning and at the end of the 12-month period, after excluding the effect of unrealized net capital gains. We use it to supplement our evaluation of net income and return on equity. We believe that this measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and that are driven by economic developments, the magnitude and timing of which are generally not influenced by management:  the after-tax effects of realized and unrealized capital gains and losses and the cumulative effect of change in accounting principle, and non-recurring items that are not indicative of our business or economic trends. Return on equity is the most directly comparable GAAP measure.  The following table shows the reconciliation.

	For the twelve months ended March 31,
($ in millions)	Est. 2006	2005
Return on equity
Numerator:
Net income	$445	$333
Denominator:
Beginning shareholder’s equity	5,928	6,483
Ending shareholder’s equity	5,773	5,928
Average shareholder’s equity	$5,851	$6,206
Return on equity	7.6%	5.4%

	For the twelve months ended March 31,
($ in millions)	Est. 2006	2005
Operating income return on equity
Numerator:
Operating income	$540	$521

Denominator:
Beginning shareholder’s equity	5,928	6,483
Unrealized net capital gains	622	1,216
Adjusted beginning shareholder’s equity	5,306	5,267
Ending shareholder’s equity	5,773	5,928
Unrealized net capital gains	257	622
Adjusted ending shareholder’s equity	5,516	5,306
Average shareholder’s equity	$5,411	$5,287
Operating income return on equity	10.0%	9.9%

Operating Measures

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following operating financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Premiums and deposits is an operating measure that we use to analyze production trends for sales. It includes premiums on insurance policies and annuities and all deposits and other funds received from customers on deposit-type products, which we account for under GAAP as increases to liabilities rather than as revenue.

The following table illustrates where premiums and deposits are reflected in the condensed consolidated financial statements.

	Three Months Ended March 31,
(in millions)	Est. 2006	2005

Total premiums and deposits	$2,454	$3,729
Deposits to contractholder funds	(1,936)	(3,249)
Deposits to separate accounts	(405)	(343)
Change in unearned premiums and other adjustments	4	5
Premiums	$117	$142

New sales of financial products by Allstate exclusive agencies is an operating measure that we use to quantify the current year sales of financial products by the Allstate Agency proprietary distribution channel. New sales of financial products by Allstate exclusive agencies includes annual premiums on new life insurance policies, initial premiums and deposits on annuities, net new deposits in the Allstate Bank, sales of other companies’ mutual funds, and excludes renewal premiums. New sales of financial products by Allstate exclusive agencies for the first quarter of 2006 and 2005 totaled est. $539 million and $514 million, respectively, or an increase of 4.9%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

	By	/s/ Samuel H. Pilch

	Name:	Samuel H. Pilch
	Title:	Group Vice President and Controller

April 21, 2006